Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

August 2012 Performance Update

The Frontier Fund Supplement Dated August 31, 2012 to Prospectus Dated April 30, 2012 and the Supplement dated

August 17, 2012.

The Frontier Fund Class 2 Original

T H E   F RO N T I E R   F U N D ’ S   G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

August performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	August 31, 2012 MTD	August 31, 2012 YTD	NAV / Unit
Balanced Series-2	0.68%	4.55%	$162.07
Balanced Series-2a	0.70%	5.12%	$134.92
Tiverton/Graham/Transtrend Series-2	-0.32%	1.16%	$113.13
Currency Series-2	-4.50%	-5.61%	$82.69
Long/Short Commodity Series-2	4.02%	3.46%	$167.58
Winton/Graham Series-2	-2.01%	1.16%	$131.21
Winton Series-2	-1.50%	-1.93%	$162.62

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of August 31, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(2,927,976.07)
Unrealized trading gain (loss)	3,641,983.37
Less: Commissions	(80,443.95)
Less: Trading Fee paid to Managing Owner	(36,978.97)
Interest income	(0.06)

Total Income	596,584.32
EXPENSES
Broker service fees	0.00
Incentive fees	150,371.89
Management fees	51,246.15

Total Expenses	201,618.04

Net Income (Loss)	$394,966.28

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	364,322.17490	$58,648,066.95	$160.98
Current month additions	0.00000	0.00
Current month redemptions	(2,934.58700)	(471,222.25)
Net income (loss) for current month		394,966.28	1.09

Net asset value, end of current month	361,387.58785	$58,571,810.98	$162.07

	Monthly rate of return		0.68%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(57,559.90)
Unrealized trading gain (loss)	71,693.67
Less: Commissions	(1,584.20)
Less: Trading Fee paid to Managing Owner	(727.38)
Interest income	1,462.03

Total Income	13,284.22
EXPENSES
Trading fees	1,125.03
Broker service fees	0.00
Incentive fees	3,093.10
Management fees	1,008.73

Total Expenses	5,226.86

Net Income (Loss)	$8,057.36

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	8,595.59286	$1,151,662.91	$133.98
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		8,057.36	0.94

Net asset value, end of current month	8,595.59286	$1,159,720.27	$134.92

	Monthly rate of return		0.70%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 2a

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(37,277.99)
Unrealized trading gain (loss)	36,863.47
Less: Commissions	(2,489.78)
Less: Trading Fee paid to Managing Owner	(2,579.70)
Interest income	3,105.65

Total Income	(2,378.35)
EXPENSES
Broker service fees	0.00
Incentive fees	(1,550.56)
Management fees	13,632.50

Total Expenses	12,081.94

Net Income (Loss)	$(14,460.29)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	36,319.42861	$4,121,961.34	$113.49
Current month additions	0.00000	0.00
Current month redemptions	(1,599.90838)	(179,571.92)
Net income (loss) for current month		(14,460.29)	(0.36)

Net asset value, end of current month	34,719.52023	$3,927,929.13	$113.13

	Monthly rate of return		-0.32%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES - 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.05
Unrealized trading gain (loss)	(2,855.52)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(40.03)
Interest income	(0.10)

Total Income	(2,895.60)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	0.00

Total Expenses	0.00

Net Income (Loss)	$(2,895.60)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	742.39337	$64,284.84	$86.59
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(2,895.60)	(3.90)

Net asset value, end of current month	742.39337	$61,389.24	$82.69

	Monthly rate of return		-4.50%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES - 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$31,947.72
Unrealized trading gain (loss)	397,107.96
Less: Commissions	(9,347.07)
Less: Trading Fee paid to Managing Owner	(5,715.98)
Interest income	14,922.25

Total Income	428,914.88
EXPENSES
Broker service fees	0.00
Incentive fees	28,453.77
Management fees	48,066.82

Total Expenses	76,520.59

Net Income (Loss)	$352,394.29

Statement of Changes in Net Asset Value

	Units	Dollars	$'s per unit
Net asset value, beginning of month	54,348.24235	$8,755,435.08	$161.10
Current month additions	0.00000	0.00
Current month redemptions	(26.20591)	(4,418.53)
Net income (loss) for current month		352,394.29	6.48

Net asset value, end of current month	54,322.03644	$9,103,410.84	$167.58

	Monthly rate of return		4.02%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - LONG/SHORT COMMODITY SERIES - 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$23,231.08
Unrealized trading gain (loss)	(109,104.47)
Less: Commissions	(1,398.74)
Less: Trading Fee paid to Managing Owner	(3,112.06)
Interest income	1,937.22

Total Income	(88,446.97)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	13,022.69

Total Expenses	13,022.69

Net Income (Loss)	$(101,469.66)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	37,658.58123	$5,042,559.45	$133.90
Current month additions	0.00000	0.00
Current month redemptions	(484.31078)	(63,272.33)
Net income (loss) for current month		(101,469.66)	(2.69)

Net asset value, end of current month	37,174.27045	$4,877,817.46	$131.21

	Monthly rate of return		-2.01%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES - 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(25,085.83)
Unrealized trading gain (loss)	(122,903.88)
Less: Commissions	(898.71)
Less: Trading Fee paid to Managing Owner	(6,850.33)
Interest income	10,343.65

Total Income	(145,395.10)
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	20,865.03

Total Expenses	20,865.03

Net Income (Loss)	$(166,260.13)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	66,684.04018	$11,009,761.32	$165.10
Current month additions	0.00000	0.00
Current month redemptions	(321.70430)	(51,585.38)
Net income (loss) for current month		(166,260.13)	(2.48)

Net asset value, end of current month	66,362.33588	$10,791,915.81	$162.62

	Monthly rate of return		-1.50%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES - 2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(11,701,267.10)
Unrealized trading gain (loss)	14,548,385.72
Less: Commissions	(321,116.63)
Less: Trading Fee paid to Managing Owner	(146,452.75)
Interest income	6,877.74

Total Income	2,386,426.98
EXPENSES
Trading fees	5,307.19
Broker service fees	424,113.53
Incentive fees	585,036.61
Management fees	204,622.63

Total Expenses	1,219,079.96

Net Income (Loss)	$1,167,347.02

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,736,204.55484	$233,251,789.04	$134.35
Current month additions	327.74698	41,630.49
Current month redemptions	(22,180.36531)	(2,919,443.80)
Net income (loss) for current month		1,167,347.02	0.71

Net asset value, end of current month	1,714,351.93653	$231,541,322.75	$135.06

	Monthly rate of return		0.53%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund- BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(289,655.06)
Unrealized trading gain (loss)	289,274.28
Less: Commissions	(20,390.73)
Less: Trading Fee paid to Managing Owner	(20,933.07)
Interest income	26,010.57

Total Income	(15,694.01)
EXPENSES
Trading fees	0.00
Broker service fees	73,404.08
Incentive fees	(13,096.29)
Management fees	111,760.26

Total Expenses	172,068.05

Net Income (Loss)	$(187,762.06)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	363,935.47611	$33,880,068.13	$93.09
Current month additions	30.00141	2,693.48
Current month redemptions	(13,872.47745)	(1,283,447.89)
Net income (loss) for current month		(187,762.06)	(0.51)

Net asset value, end of current month	350,093.00010	$32,411,551.66	$92.58

	Monthly rate of return		-0.55%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(0.05)
Unrealized trading gain (loss)	(156,635.39)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(2,172.35)
Interest income	0.03

Total Income	(158,807.76)
EXPENSES
Trading fees	0.00
Broker service fees	8,529.71
Incentive fees	0.00
Management fees	0.00

Total Expenses	8,529.71

Net Income (Loss)	$(167,337.47)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	50,923.13497	$3,499,677.11	$68.72
Current month additions	61.30826	4,151.87
Current month redemptions	(1,135.72560)	(74,616.31)
Net income (loss) for current month		(167,337.47)	(3.28)

Net asset value, end of current month	49,848.71763	$3,261,875.20	$65.44

	Monthly rate of return		-4.79%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$240,942.58
Unrealized trading gain (loss)	3,138,953.42
Less: Commissions	(73,438.59)
Less: Trading Fee paid to Managing Owner	(92,048.07)
Interest income	117,265.91

Total Income	3,331,675.25
EXPENSES
Trading fees	0.00
Broker service fees	38,689.46
Incentive fees	219,942.08
Management fees	297,879.67

Total Expenses	556,511.21

Net Income (Loss)	$2,775,164.04

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	492,319.80755	$68,875,375.75	$139.90
Current month additions	4,849.21019	611,561.00
Current month redemptions	(9,675.13753)	(1,445,033.88)
Net income (loss) for current month		2,775,164.04	5.37

Net asset value, end of current month	487,493.88030	$70,817,066.91	$145.27

	Monthly rate of return		3.84%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$122,117.58
Unrealized trading gain (loss)	(576,637.11)
Less: Commissions	(7,377.94)
Less: Trading Fee paid to Managing Owner	(16,275.16)
Interest income	10,637.20

Total Income	(467,535.43)
EXPENSES
Trading fees	0.00
Broker service fees	52,647.57
Incentive fees	0.00
Management fees	68,748.78

Total Expenses	121,396.35

Net Income (Loss)	$(588,931.78)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	238,762.54833	$26,418,973.72	$110.65
Current month additions	50.39854	5,221.81
Current month redemptions	(4,825.24697)	(512,535.91)
Net income (loss) for current month		(588,931.78)	(2.43)

Net asset value, end of current month	233,987.69990	$25,322,727.84	$108.22

	Monthly rate of return		-2.19%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(106,855.30)
Unrealized trading gain (loss)	(522,281.46)
Less: Commissions	(3,825.46)
Less: Trading Fee paid to Managing Owner	(28,904.96)
Interest income	44,700.98

Total Income	(617,166.20)
EXPENSES
Trading fees	0.00
Broker service fees	88,214.03
Incentive fees	0.00
Management fees	88,810.18

Total Expenses	177,024.21

Net Income (Loss)	$(794,190.41)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	324,257.26968	$46,584,209.30	$143.66
Current month additions	129.26691	17,407.83
Current month redemptions	(2,431.34765)	(337,659.46)
Net income (loss) for current month		(794,190.41)	(2.43)

Net asset value, end of current month	321,955.18896	$45,469,767.26	$141.23

	Monthly rate of return		-1.69%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES